Exhibit 99.1

NeoPhotonics Reports First Quarter 2013 Financial Results

•	Record First Quarter Revenue of $56.1 Million

•	Record 39% of Revenue from 40/100G Products

•	Completed the Acquisition of Laser Specialist LAPIS Optical Components Unit

SAN JOSE, CA – May 9, 2013 – NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of photonic integrated circuit, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its first quarter ended March 31, 2013.

“We are pleased with the success we are experiencing in our portfolio of 100G products for telecom and datacom applications, which grew approximately 41% quarter-on-quarter and are poised for further growth as the 100G upgrade cycle continues,” said Tim Jenks, Chairman, President and CEO of NeoPhotonics. “Moreover, our recent acquisition of the optical components unit of LAPIS Semiconductor, now called NeoPhotonics Semiconductor, is expected to further strengthen our technology leadership and market opportunity in the 100G upgrade cycle as carriers seek to satisfy growing customer demand for high speed connectivity to drive mobile video and other bandwidth intensive enterprise applications.”

First Quarter Summary

•	Revenue was $56.1 million, down $6.0 million, or 9.6%, from the prior quarter and up $1.8 million, or 3.4%, from the first quarter 2012

•	Gross margin was 20.9%, down from 22.7% in the prior quarter and 21.0% in the first quarter 2012

•	Non-GAAP gross margin was 23.1%, down from 24.5% in the prior quarter and 23.9% in the first quarter 2012

•	Loss from continuing operations was $10.5 million, up from a loss of $3.0 million in the prior quarter and an improvement from a loss of $11.8 million in the first quarter 2012

•	Non-GAAP loss from continuing operations was $4.4 million, up from a loss of $0.1 million in the prior quarter and an improvement from a loss of $5.4 million in the first quarter 2012

•	Diluted loss per share from continuing operations was $0.34, up from a loss of $0.10 in the prior quarter and an improvement from a loss of $0.47 in the first quarter 2012

•	Non-GAAP diluted loss per share from continuing operations was $0.14, up from $0.00 in the prior quarter and an improvement from a loss of $0.22 in the first quarter 2012

•	Adjusted EBITDA was a loss of $1.7 million, down from income of $3.5 million in the prior quarter and an improvement from a loss of $2.4 million in the first quarter 2012

•

On March 29, 2013, completed the acquisition of LAPIS Optical Components Unit (OCU), a leading designer and manufacturer of high speed lasers, laser drivers, photodiodes and amplifiers for high speed networks, which included the business, a portfolio of more than 150 patents and patents applications, the associated real estate and high speed semiconductor, laser and detector fabrication facility.

At March 31, 2013, total cash, cash equivalents and short-term investments was $99.8 million, down from $101.2 million in the prior quarter. Also at March 31, 2013, bank debt was $40.0 million, up from $22.2 million in the prior quarter, as the company amended and restated its loan agreement to finance the acquisition of LAPIS OCU. In connection with the acquisition of LAPIS OCU, the company also agreed to pay the seller approximately $11.1 million in Japanese Yen for the purchase of the real estate used by the acquired business in three equal installments on the first, second and third anniversaries of the closing date.

The company intends to file its quarterly report on Form 10-Q on or before May 15, 2013, availing itself of a permitted extension period under SEC rules. This is to enable the company to complete its final quarterly closing procedures in light of the acquisition of LAPIS OCU that closed at the end of the first quarter. The company plans to file the required notice of this extension with the SEC.

Outlook for the Quarter Ending June 30, 2013

The company’s expectations for the second quarter 2013 are:

•	Revenue in the range of $70 million to $75 million

•	Non-GAAP gross margin in the range of 21% to 25%

•	Diluted loss per share from continuing operations in the range of $0.16 to $0.27, and on a Non-GAAP basis in the range of a loss of $0.08 to $0.18 per share

The Non-GAAP outlook for the second quarter of 2013 excludes the expected amortization of intangibles and other assets, including relating to the acquisition of LAPIS OCU, of approximately $1.4 million, and the anticipated impact of stock-based compensation of approximately $1.1 million, of which $1.1 million is estimated to relate to cost of goods sold.

Conference Call

The company will discuss these financial results in a conference call at 5:30 p.m. EDT today. The public is invited to listen to a live webcast of the conference call on the Investor Relations section of the company website at http://ir.neophotonics.com. A replay of the webcast will be available on the Investor Relations section on the company’s website approximately two hours after the conclusion of the call.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of photonic integrated circuit, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks. The company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information, visit www.neophotonics.com.

© 2013 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Forward Looking Statements

The statements in this press release under the heading “Outlook for the Quarter Ending March 31, 2013”, as well Mr. Jenks’ statements about the expected benefits of the LAPIS OCU acquisition, are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. The risks and uncertainties that could cause the company’s results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to: possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; possible disruptions in the supply chain or in demand for the company’s products due to industry developments, economic conditions or natural disasters; volatility in utilization of manufacturing operations and other manufacturing costs; reductions in the company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure that may arise from changing supply or demand conditions in the industry; a decline in general conditions in the telecommunications equipment industry or the world economy generally (particularly in the United States, China or Europe); effects of seasonality; the risk that the OCU business may not perform as expected due to transaction-related uncertainty or other factors; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 15, 2013. All forward-looking statements in this press release are based on information available to NeoPhotonics as of the date hereof and qualified in their entirety by this cautionary statement, and NeoPhotonics assumes no obligation to revise or update these forward-looking statements.

Use of Non-GAAP Financial Information

The company provides Non-GAAP gross margin, Non-GAAP net income (loss) from continuing operations, Non-GAAP diluted net income (loss) per share and adjusted EBITDA, as supplemental information. In computing certain of these Non-GAAP financial measures, the company excludes certain items included under GAAP, including stock-based compensation expense, amortization of purchased intangible assets, amortization of acquisition-related fixed asset and inventory step-ups, acquisition-related costs, restructuring charges, and fair value adjustment to contingent consideration. In computing adjusted EBITDA, the company also excludes interest (income) expense, net, provision for (benefit from) income taxes and depreciation expense.

Management uses these Non-GAAP financial measures to evaluate the operating performance of the business and aid in the period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the company and investors to assess the company’s relative performance and ultimately monitor the company’s capacity to generate returns for its stockholders. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies may calculate such financial results differently. The company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to the financial measures derived in accordance with GAAP. The company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion of this press release.

Contacts:

JD Fay, Chief Financial Officer

NeoPhotonics Corporation

408-895-6086

Erica Mannion, Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

ir@neophotonics.com

NeoPhotonics Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except percentages, share and per share data)

	Three months ended
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012
Revenue	$56,063	$62,023	$54,223
Cost of goods sold (1)	44,333	47,973	42,817

Gross profit	11,730	14,050	11,406
	20.9%	22.7%	21.0%
Operating expenses:
Research and development (1)	9,707	8,535	10,538
Sales and marketing (1)	3,586	3,458	3,023
General and administrative (1)	8,545	5,351	6,995
Amortization of purchased intangible assets	321	320	354
Adjustment to fair value of contingent consideration	—	(308)	1,907
Restructuring charges	325	(91)	130

Total operating expenses	22,484	17,265	22,947

Loss from operations	(10,754)	(3,215)	(11,541)

Interest income	131	168	132
Interest expense	(163)	(134)	(154)
Other expense, net	(274)	696	(275)

Total interest and other income (expense), net	(306)	730	(297)

Loss before income taxes	(11,060)	(2,485)	(11,838)
Benefit from (provision for) income taxes	596	(476)	60

Loss from continuing operations	(10,464)	(2,961)	(11,778)
Income from discontinued operations, net of tax	—	(28)	170

Net loss	$(10,464)	$(2,989)	$(11,608)

Basic and diluted net loss per share:
Continuing operations	$(0.34)	$(0.10)	$(0.47)

Discontinued operations	$—	$—	$0.01

Net loss	$(0.34)	$(0.10)	$(0.46)

Weighted average shares used to compute basic and diluted net loss per share:	30,574,032	30,414,735	24,870,684

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$243	$248	$188
Research and development	418	475	469
Sales and marketing	238	279	209
General and administrative	303	341	278

Total stock-based compensation expense	$1,202	$1,343	$1,144

NeoPhotonics Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Mar. 31, 2013	Dec. 31, 2012
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$99,760	$101,241
Restricted cash	2,108	2,626
Accounts receivable, net	63,267	70,354
Inventories	68,818	43,793
Prepaid expenses and other current assets	8,053	7,630

Total current assets	242,006	225,644
Long-term investments	331	188
Property, plant and equipment, net	65,079	54,440
Goodwill	2,188	—
Other intangible assets, net	17,176	14,213
Other long-term assets	4,206	1,147

Total assets	$330,986	$295,632

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,963	$36,308
Notes payable	10,431	12,003
Current portion of long-term debt	10,710	5,000
Accrued and other current liabilities	23,520	19,959

Total current liabilities	85,624	73,270
Long-term debt, net of current portion	40,420	17,167
Deferred income tax liabilities	655	653
Other noncurrent liabilities	10,506	1,724

Total liabilities	137,205	92,814

Redeemable common stock	5,000	5,000
Stockholders’ equity:
Common stock	76	76
Additional paid-in capital	435,282	433,996
Accumulated other comprehensive income	11,970	11,829
Accumulated deficit	(258,547)	(248,083)

Total stockholders’ equity	188,781	197,818

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$330,986	$295,632

NeoPhotonics Corporation

Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages, share and per share data)

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
NON-GAAP GROSS PROFIT:
GAAP gross profit	$11,730	$14,050	$11,406
Stock-based compensation expense	243	248	188
Amortization of purchased intangible assets	428	642	598
Amortization of acquisition-related fixed asset step-up	534	225	786
Acquisition-related costs	—	50	(12)

Non-GAAP gross profit	$12,935	$15,215	$12,966

Non-GAAP gross margin (% of revenue)	23.1%	24.5%	23.9%
NON-GAAP LOSS FROM CONTINUING OPERATIONS:
GAAP loss from continuing operations	$(10,464)	$(2,961)	$(11,778)
Stock-based compensation expense	1,202	1,343	1,144
Amortization of purchased intangible assets	749	963	952
Amortization of acquisition-related fixed asset step-up	661	356	1,319
Acquisition-related costs	3,205	629	924
Restructuring charges	325	(91)	130
Fair value adjustment to contingent consideration	—	(308)	1,907
Income tax effect of Non-GAAP adjustments	(37)	(56)	(37)

Non-GAAP loss from continuing operations	$(4,359)	$(125)	$(5,439)

ADJUSTED EBITDA:
GAAP loss from continuing operations	$(10,464)	$(2,961)	$(11,778)
Stock-based compensation expense	1,202	1,343	1,144
Amortization of purchased intangible assets	749	963	952
Amortization of acquisition-related fixed asset step-up	661	356	1,319
Acquisition-related costs	3,205	629	924
Restructuring charges	325	(91)	130
Fair value adjustment to contingent consideration	—	(308)	1,907
Interest (income) expense, net	32	(34)	22
Provision for (benefit from) income taxes	(596)	476	(60)
Depreciation expense	3,180	3,095	3,082

Adjusted EBITDA	$(1,706)	$3,468	$(2,358)

NON-GAAP DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS:
GAAP diluted loss per share from continuing operations	$(0.34)	$(0.10)	$(0.47)

Non-GAAP diluted loss per share from continuing operations	$(0.14)	$(0.00)	$(0.22)

SHARES USED TO COMPUTE NON-GAAP DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS:
Shares used to compute GAAP diluted loss per share from continuing operations	30,574,032	30,414,735	24,870,684

Shares used to compute Non-GAAP diluted loss per share from continuing operations	30,574,032	30,414,735	24,870,684